UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I 50 E RIVER CENTER BLVD, SUITE 820 COVINGTON, KY 41011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(859) 581-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________

Item 5.07

Submission of Matters to a Vote of Security Holders

On August 5, 2010, stockholders of Valley Forge Composite Technologies, Inc. (the “Company”) beneficially owning approximately 61.8% of the outstanding shares of the Company’s common stock executed a written consent in lieu of an annual meeting with respect to the following actions:  (1) re-electing each of the seven current directors of the Company’s Board of Directors (the “Board”) to serve another term as a director of the Company, until the Company’s next annual meeting and the election and qualification of his successor, or until his earlier death, removal or resignation; and (2) amending the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) to allow certain amendments to be made to the 2008 Plan by the Board without stockholder approval, and to permit the Board to grant options for more than 150,000 shares of the Company’s capital stock to a plan participant in a fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date: August 6, 2010	By:	/s/ Louis J. Brothers
Louis J. Brothers
Chief Executive Officer, President, Secretary, Treasurer, and Authorized Officer

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